UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2004

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 E. St. Andrew Place Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On April 21, 2004, Advanced Medical Optics, Inc. announced that it has entered into a definitive agreement to acquire from Pfizer Inc. Pfizer’s surgical ophthalmology business. A copy of the Press Release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

Item 7. Financial Statements and Exhibits.

Exhibit 99.1	Press Release, dated April 21, 2004, issued by Advanced Medical Optics, Inc., announcing agreement to acquire Pfizer’s surgical ophthalmology business

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC. (Registrant)
	By:	/s/ RICHARD A. MEIER
Date: April 22, 2004		Richard A. Meier, Executive Vice
President of Operations and Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.

99.1	Press release, dated April 21, 2004, issued by Advanced Medical Optics, Inc., announcing agreement to acquire Pfizer’s surgical ophthalmology business